UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2004

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

Item 12. Results of Operations and Financial Condition

        On August 5, 2004 the Company issued the following press release. In addition, the Company is providing as Exhibit 99.1 the affects of the Tenaska Disallowance, under the Washington Utilities and Transportation Commission's methodology, on the second quarter of 2004 and future periods.

Puget Energy reports second-quarter 2004 earnings
Company’s financial results on target excluding power-cost disallowance

        BELLEVUE, Wash. (Aug. 5, 2004) – Puget Energy (NYSE: PSD) today reported a second-quarter 2004 loss of $6.8 million, or 7 cents per diluted share of common stock, resulting primarily from a regulatory disallowance of $24.5 million in after-tax power costs incurred by the company’s utility subsidiary, Puget Sound Energy.

Summary
•	Loss of $6.8 million, or 7 cents per diluted share, resulting primarily from an after-tax regulatory disallowance of $24.5 million, or 25 cents per diluted share

•	Normalized earnings of 16 cents per diluted share from the company’s core regulated utility business, Puget Sound Energy (PSE), comparable to 2003 levels

•	Year-end 2004 earnings guidance of $1.20 to $1.30 per diluted share reaffirmed

•	General rate case filed with Washington Utilities and Transportation Commission (WUTC) to recover increased costs of providing electric and natural gas service

	Second Quarter ended June 30
(in millions except per share data)	2004	2003
Revenues	$515.9	$524.1
Operating income	35.2	66.4
Net Income (or loss) for common stock	$(6.8)	$20.6
Earnings per share (diluted)	$(0.07)	$0.22

        Excluding the regulatory disallowance and other atypical circumstances – mainly below-average energy sales due to unseasonably warmer than normal Northwest temperatures – the company’s quarterly earnings would have reflected normalized performance of its utility operations of 16 cents per diluted share. A reconciliation of the differences between the company’s reported earnings and its earnings as adjusted to reflect normalized performance of its utility operations is presented below.

        “The disallowance caused us to hit a bump in the road in the past quarter,” said Stephen P. Reynolds, President and CEO of both Puget Energy and Puget Sound Energy (PSE). “But we continue to be committed to restoring the long-term financial health of Puget Energy.”
        “Despite the disallowance, our utility business remains stable, and our passion to maintain quality service and improve our financial performance is unwavering.”
        Reynolds cited a variety of factors supporting his confidence. PSE remains one of the country’s most efficient utilities, with operations and maintenance costs annually ranked among the lowest in the nation. The quality of PSE’s energy service is consistently high, according to state-reviewed performance standards, while customers rates remain very competitive. And over the past two years the company has increased its equity ratio to 40 percent from 30 percent in 2002.
        Puget Energy today reaffirmed its previously announced earnings guidance for year-end 2004 of $1.20 to $1.30 per diluted share.

Second-quarter 2004 summary for Puget Sound Energy (PSE)

•	PSE reported a second quarter 2004 loss of $9.5 million, or 10 cents per diluted share, compared with income of $17.8 million, or 19 cents per diluted share, for the same period in 2003.

•	PSE’s electric margin for the second quarter of 2004 declined by $37.6 million compared with the second quarter of 2003. The decline resulted primarily from recording regulatory disallowances related to gas supply costs for the Tenaska generating project, totaling $37.8 million pretax ($24.5 million after-tax) or 25 cents per diluted share as described in Puget Energy’s June 10, 2004 Form 8-K and June 30, 2004 Form 10-Q filed with the Securities and Exchange Commission (SEC). In the second quarter of 2003 electric margin was adversely impacted by an under-recovery of electric power costs totaling $7.3 million pretax or 5 cents per diluted share under the company’s Power Cost Adjustment Mechanism (PCA). The PCA mechanism is described below.

•	PSE’s gas margin in the second quarter of 2004 declined by $4.6 million pretax (3 cents per diluted share), or 10 percent, from the same quarter of 2003 as a result of a reduction in retail gas sales volumes due primarily to warmer temperatures in the Pacific Northwest during the second quarter of 2004.

•	Heating degree-days declined by 219 during the second quarter of 2004 (24 percent warmer) compared to prior year levels.

	Heating Degree Days		% Change	Heating Degree Days		% Change
Month Ending	2004	Normal	2004 vs. Normal	2004	2003	2004 vs. 2003
April	344	447	23% Warmer	344	478	28% Warmer
May	243	291	16% Warmer	243	308	21% Warmer
June	97	150	35% Warmer	97	117	17% Warmer

Second Quarter	684	888	23% Warmer	684	903	24% Warmer

•	During the second quarter of 2004, the average number of natural gas customers in PSE’s service territory grew by 3.5 percent to approximately 655,000 at June 30, 2004 compared to prior year levels. Electric customers increased by 2.2 percent in the second quarter of 2004 to approximately 988,600 customers compared to prior year levels.

•	Unrealized gain on derivative instruments increased by $2.8 million in the second quarter of 2004 over the same period in 2003 primarily due to the valuation of a long-term contract for the physical purchases of gas related to the period July 1, 2004 through October 31, 2005. PSE expects the unrealized gain related to this contract of approximately $2.3 million pretax or 2 cents per diluted share recorded in the second quarter of 2004 to reverse as transactions settle in 2004.

•	Other income declined by approximately $0.7 million after-tax or 1 cent per diluted share in the second quarter of 2004 compared with the second quarter of 2003. The second quarter of 2003 included a one-time sale of securities by a subsidiary of PSE amounting to approximately $1.9 million after-tax or 2 cents per diluted share.

•	PSE’s income tax in the second quarter of 2004 was a benefit of $5.3 million as compared with an expense of $2.3 million in the second quarter of 2003 primarily due to the loss realized in the second quarter of 2004 compared to income in the second quarter in 2003. Income tax expense in the second quarter of 2003 reflected a one-time $6.2 million, or 6 cents per diluted share, benefit related to a favorable resolution of a federal income tax matter from years 1997 to 2002.

•	PSE’s interest expense and preferred stock dividends decreased in the second quarter of 2004 by $3.7 million after-tax or 3 cents per diluted share compared to the same quarter of 2003, reflecting redemption of high cost debt and preferred stock.

•	PSE’s common equity ratio was 40.5 percent at June 30, 2004 compared to 36.4 percent at June 30, 2003.

Second-quarter 2004 summary for InfrastruX Group (InfrastruX)

•	InfrastruX, the unregulated utility construction services subsidiary of Puget Energy, reported net income of $2.9 million or 3 cents per diluted share in the second quarter of 2004, as compared with net income of $2.8 million or 3 cents per diluted share for the second of quarter 2003, net of minority interests. InfrastruX’s financial results in the second quarter of 2004 reflect the adverse impact of very wet conditions in Texas where the company has significant operations. Similar conditions existed in the East during the second quarter of 2003. InfrastruX’s financial results in both periods reflect generally weak utility infrastructure spending nationwide.

Puget Energy and Puget Sound Energy: Second Quarter 2004 vs. Second Quarter 2003 EPS Reconciliation
Cents per diluted share
Puget Energy Q2 2003 Reported Earnings	$0.22
One-time regulatory disallowance in 2004	(0.25)
One-time federal tax benefit in 2003	(0.06)
Lower interest expense & preferred stock dividends in 2004	0.03
Less: All other variances, net	(0.01)

Subtotal: Puget Energy Q2 2004 Reported Earnings	(0.07)
Less: InfrastruX Q2 2004 Earnings	(0.03)

Puget Sound Energy Q2 2004 Earnings	$(0.10)

Reconciliation of Normalized Earnings
The following tables reconcile the differences between the company’s reported earnings for the second quarter of 2004 and 2003 and its earnings for those periods as adjusted to reflect normalized performance of the company’s utility operations, which is a non-GAAP financial measure. Management of the company believes presentation of normalized earnings is useful to investors as supplemental information to facilitate period-to-period comparison of the company’s financial results and, when viewed together with GAAP financial measures, provides a more complete understanding of the factors affecting the company’s business. Management strongly encourages investors to review the company’s financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

Normalized Second Quarter 2004 Earnings
Cents per diluted share
Puget Energy Q2 2004 Reported Earnings	$(0.07)
Add: One-time PSE regulatory disallowance in 2004	0.25
Add: Decrease in gas margin due to warmer temperatures in 2004	0.03
Add: Interest and preferred dividend savings, net of equity dilution	0.02

Less: FAS 133 unrealized gains	(0.02)

Less: All other unusual items, net (including O&M, Other Income and	(0.02)
lower income tax expense)

Subtotal: Normalized Puget Energy Q2 2004 Earnings	0.19
Less: InfrastruX	(0.03)

Normalized Puget Sound Energy Q2 2004 Earnings	$0.16

Normalized Second Quarter 2003 Earnings
Cents per diluted share
Puget Energy Q2 2003 Reported Earnings	$0.22
Add: Excess power costs not recovered through the PCA in 2003	0.05
Less: One-time income tax benefit in 2003	(0.06)
Less: Increase in other income due to sale of securities in 2003	(0.02)

Subtotal: Normalized Puget Energy Q2 2003 Earnings	0.19
Less: InfrastruX	(0.03)

Normalized Puget Sound Energy Q2 2003 Earnings	$0.16

PSE Regulatory Initiatives

•	Effective May 24, 2004, PSE’s retail electric rates increased by approximately 3.2 percent, or $44.1 million on an annualized basis, following approval by the WUTC in PSE’s power cost only rate case. The increase allows PSE to recover higher power costs incurred to serve its electric customers, including recovery of costs related to PSE’s purchase of a 49.85 percent interest or approximately 124 megawatts in the Frederickson Power generating facility located near Tacoma, Washington for approximately $81 million. The Federal Energy Regulatory Commission (FERC) also approved the acquisition of the Frederickson Power generating facility which was finalized on April 30, 2004.

•	In addition to approving the increased retail electric rates described above, the WUTC issued separate orders on May 13, 2004 and June 7, 2004 which resolved the remaining issues related to PSE’s power cost only rate case. These decisions included past and potential future fuel cost disallowances related to the Tenaska generating facility, as described in further detail in Puget Energy’s August 5, 2004 Form 8-K and June 30, 2004 Form 10-Q filed with the SEC.

•	PSE filed an electric and natural-gas rate-increase proposal with the WUTC on April 5, 2004 to financially strengthen the utility as well as to enhance customer service and stabilize energy costs. The rate case proposes increases of 5.7 percent, or $81.6 million annually, and 6.3 percent, or $47.2 million annually for electric and natural gas customers, respectively. The WUTC has established a hearing schedule in the proceeding, which calls for a decision on PSE’s request no later than the first quarter of 2005.

2004 Outlook

•	Puget Energy anticipates its 2004 financial results to be within the range of $1.20 to $1.30 per diluted share, which is unchanged from the earnings guidance provided in a June 10, 2004 Form 8-K disclosing the impact of Tenaska regulatory disallowances. The Company reduced its earlier earnings guidance of $1.50 to $1.60 per diluted share for year-end 2004 by $0.30 to $1.20 to $1.30 per diluted share to reflect the impact of the Tenaska disallowances.

•	In a year of normal stream-flows, PSE obtains approximately 38 percent of its energy supply from low-cost hydroelectric facilities, primarily from dams below Grand Coulee on the Columbia River. The July 8, 2004 Columbia Basin Runoff Forecast published by the Northwest River Forecast Center indicated that the total forecasted runoff into the Grand Coulee reservoir for the period January through July 2004 would be 83 percent of normal. This compares to 86 percent of normal for the same period in 2003. If the forecasted stream-flow reductions occur, PSE will need to replace a portion of its low cost hydropower with more expensive thermally generated and purchased power. However, these excess power costs will have a minimal impact on PSE’s financial results for the remainder of 2004 due to the PCA mechanism and a loss reserve established at June 30, 2004 in connection with the Tenaska regulatory disallowances, as described below.

•	PSE is continuing to implement its multi-stage plan to acquire approximately 400 megawatts (MWs) of electric energy in the near-term to meet the growing energy requirements of the Company and the region. PSE issued requests for proposals (RFP) for up to 355 average megawatts (aMW) from any power supply resource, including 50 aMW of wind power and additional electricity savings through 20 megawatts of conservation on an incremental basis each year through 2013. Seven proposals have been chosen for in-depth analysis by PSE. The proposals involve a mix of renewable and conventional power resources including purchased power from thermal and hydropower sources, as well as direct PSE investment in the development of wind-powered generating facilities.

Excess Power Costs not recovered in PCA Mechanism

•	The PCA mechanism allows PSE to recover power-supply costs on a shared basis with its customers if PSE’s costs to supply electricity increase from a normalized level established in electric rates. All significant variable power-supply cost drivers are included in the PCA mechanism (hydroelectric generation variability, market price variability for purchased power and surplus power sales, natural gas and coal fuel price variability, generation unit forced outage risk and wheeling cost variability).

•	On a July through June basis starting July 1, 2002, the PCA mechanism provides for a sharing of costs and benefits that are graduated over four levels of power cost variances. PSE’s cumulative maximum pretax earnings exposure due to power-supply cost variations over the four year period ending June 30, 2006 is limited to $40 million plus 1 percent of the excess pretax.

•	PSE exceeded the $40 million cumulative cap under the PCA at year-end 2003. Cumulative excess power costs under the PCA from July 1, 2002 through June 30, 2004 were $64.3 million pretax (customer portion was $24.2 million) before reflecting the $37.8 million pretax Tenaska regulatory disallowance recorded in the second quarter of 2004. After the Tenaska disallowance was reflected in the second quarter of 2004, cumulative excess power costs under the PCA mechanism totaled $26.5 million (customer portion was $2.2 million). A loss reserve of $13.6 million pretax was established in the second quarter of 2004. As a result, and based on current market conditions, PSE does not expect excess power costs to impact year-end 2004 earnings after July 1, 2004. PSE expects that its share of excess power costs will be above the $40 million cumulative cap at year-end 2004.

SECOND QUARTER 2004 EARNINGS ANALYST TELECONFERENCE
        A conference call for analysts to discuss with management the second-quarter results and the outlook for future performance is scheduled at 10 a.m. EDT (7 a.m. PDT) on Friday, August 6, 2004. The conference call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live conference call. A recorded replay of the conference call also will be available two hours after completion on Friday, August 6, 2004 through midnight (EDT) on Friday, August 20, 2004. To access the recording, dial 1-888-286-8010 and enter the conference I.D. number 45827055.

Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, PSE and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity; and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington state. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas, and the south-central and eastern United States regions.

CAUTIONARY STATEMENT: Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include earnings guidance for the year-end 2004. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the WUTC, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy’s and PSE’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
	Unaudited Three months ended 6/30[1]		Unaudited Six months ended 6/30[1]
	2004	2003	2004	2003
Operating revenues
Electric[2]	$303,091	$314,400	$695,587	$696,073
Gas	119,479	116,747	395,170	304,535
Non-utility construction services	92,816	92,343	167,571	163,020
Other	553	570	1,080	1,069

Total operating revenues	515,939	524,060	1,259,408	1,164,697

Operating expenses
Purchased electricity[2]	173,847	157,804	370,214	362,915
Residential exchange	(35,362)	(36,977)	(89,785)	(89,656)
Purchased gas	63,703	57,372	226,109	144,326
Electric generation fuel	21,014	11,088	35,002	26,162
Unrealized (gain) loss on derivative instruments	(2,849)	(44)	(2,936)	(521)
Utility operations & maintenance	73,201	73,895	147,056	143,950
Other operations & maintenance	78,545	77,117	145,547	147,637
Depreciation & amortization	61,122	59,321	121,410	117,266
Conservation amortization	4,809	6,295	12,999	14,017
Taxes other than income taxes	45,622	46,950	113,114	104,611
Income taxes	(2,929)	4,832	35,783	36,198

Total operating expenses	480,723	457,653	1,114,513	1,006,905

Operating income	35,216	66,407	144,895	157,792
Other income (net of tax)	1,586	2,247	1,650	2,952

Income before interest charges & minority interest	36,802	68,654	146,545	160,744
Interest charges
AFUDC	(1,079)	(701)	(2,157)	(1,318)
Interest expense	44,349	46,681	88,826	94,963
Mandatorily redeemable securities interest expense[3]	23	--	45	--

Total interest charges	43,293	45,980	86,714	93,645

Minority interest	289	282	246	(50)

Net income before cumulative effect of
accounting change	(6,780)	22,392	59,585	67,149
FAS-143 transition adjustment loss (net of tax)	--	--	--	169

Net Income	(6,780)	22,392	59,585	66,980
Less preferred stock dividend accruals[3]	--	1,794	--	3,661

Income for common stock	$(6,780)	$20,598	$59,585	$63,319

Common shares outstanding	99,371	93,928	99,271	93,833
Diluted shares outstanding	99,371	94,440	99,786	94,346

Basic earnings per common share before
cumulative effect of accounting change	$(0.07)	$0.22	$0.60	$0.68
Cumulative effect of accounting change	--	--	--	--

Basic earnings per common share	$(0.07)	$0.22	$0.60	$0.68

Diluted earnings per common share before
cumulative effect of accounting change	$(0.07)	$0.22	$0.60	$0.67
Cumulative effect of accounting change	--	--	--	--

Diluted earnings per common share[4]	$(0.07)	$0.22	$0.60	$0.67

[1]	Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[3]	Effective July 1, 2003, SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," requires companies with equity that has characteristics of debt to classify their dividends as interest expense instead of as preferred stock dividends.
[4]	Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.
PUGET SOUND ENERGY -- UTILITY OPERATING DATA
	Three months ended 6/30		Six months ended 6/30
	2004	2003	2004	2003
Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$132,263	$137,059	$336,661	$327,731
Commercial	131,559	128,555	285,166	276,103
Industrial	20,780	21,706	43,154	44,841
Other retail sales, including change in unbilled	(3,697)	(1,645)	(16,579)	(15,264)

Subtotal, retail sales	280,905	285,675	648,402	633,411
Transportation, including change in unbilled	2,361	3,436	4,614	6,611
Sales to other utilities & marketers[1]	10,748	18,624	22,235	40,518
Other[2]	9,077	6,665	20,336	15,533

Total electricity sales	303,091	314,400	695,587	696,073
Gas
Residential	67,520	70,899	248,281	195,391
Commercial	37,646	33,904	115,108	83,535
Industrial	7,446	5,935	18,573	13,158

Subtotal, retail sales	112,612	110,738	381,962	292,084
Transportation	3,115	3,349	6,546	6,860
Other	3,752	2,660	6,662	5,591

Total gas sales	119,479	116,747	395,170	304,535

Total energy sales revenues	$422,570	$431,147	$1,090,757	$1,000,608

Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	2,147,955	2,224,345	5,437,146	5,325,451
Commercial	1,973,204	1,928,289	4,169,491	4,042,246
Industrial	329,598	344,628	656,626	689,148
Other, including change in unbilled	(92,868)	(40,222)	(303,378)	(260,145)

Subtotal, retail sales	4,357,889	4,457,040	9,959,885	9,796,700
Transportation, including change in unbilled	459,713	508,536	943,415	1,000,113
Sales to other utilities & marketers	281,680	629,627	551,290	1,117,261

Total mWh	5,099,282	5,595,203	11,454,590	11,914,074
Gas (in 000's of therms)
Residential	67,976	85,112	271,725	272,680
Commercial	47,941	52,079	147,682	143,776
Industrial	10,087	9,648	24,936	23,510
Transportation	47,415	51,851	103,596	109,132

Total gas volumes	173,419	198,690	547,939	549,098

Margins[3] ($ in thousands; unaudited)
Electric	$108,593	$146,155	$302,728	$318,692
Gas	41,562	46,212	128,686	127,794

Customers served[4] (Unaudited)
Electricity
Residential	873,583	853,340	868,962	850,366
Commercial	108,903	108,415	109,370	107,570
Industrial	3,941	3,948	3,968	3,946
Other	2,164	2,056	2,142	2,033
Transportation	17	16	17	16

Total electricity customers	988,608	967,775	984,459	963,931
Gas
Residential	603,412	582,516	599,894	579,049
Commercial	48,775	47,391	48,562	47,149
Industrial	2,704	2,716	2,722	2,727
Transportation	130	135	130	136

Total gas customers	655,021	632,758	651,308	629,061

Weather (Unaudited)
Actual heating degree days	684	903	2,560	2,697
Normal heating degree days[5]	888	888	2,851	2,830

[1]	Effective January 1, 2004, non-trading derivative instruments meeting Emerging Issues Task Force Issue No. 03-11 must be shown net in the income statement. Previous year amounts have been reclassified to conform to the current presentation.
[2]	Includes Conservation Trust collection and sales of non-core gas supplies. As of the third quarter 2003 the Conservation Trust payments to bondholders are no longer shown as a reduction in revenue but as an expense due to the consolidation of the Conservation Trust onto PSE's books beginning July 1, 2003. There is no impact on net income.
[3]	Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE's service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE's service territory.
[4]	Quarterly data represents average served during June.
[5]	Seattle-Tacoma Airport statistics reported by NOAA which are based on a 30-year average, 1971-2000. Heating degree days measure how far the daily average temperature falls below 65 degrees. Heating degree days in 2004 are adjusted for leap year by adding the February 28th heating degree day amount.
PUGET ENERGY -- SEGMENT RESULTS
(In thousands)
Three months ended 6/30/04 (Unaudited)	Regulated Utility Operations	InfrastruX	Other[1]	Puget Energy Total
Revenues	$422,570	$92,816	$553	$515,939
Depreciation and amortization	56,505	4,553	64	61,122
Income taxes	(5,322)	2,504	(111)	(2,929)
Operating income	30,610	4,641	(35)	35,216
Interest charges	41,814	1,428	51	43,293
Minority interest	--	289	--	289
Net income	(9,634)	2,940	(86)	(6,780)

Goodwill, net at 6/30/04	$--	$133,069	$--	$133,069
Total assets at 6/30/04	5,247,686	358,700	71,132	5,677,518

Three months ended 6/30/03 (Unaudited)

Revenues	$431,147	$92,343	$570	$524,060
Depreciation and amortization	54,661	4,601	59	59,321
Income taxes	2,290	2,568	(26)	4,832
Operating income	61,958	4,325	124	66,407
Interest charges	44,814	1,148	18	45,980
Minority interest	--	282	--	282
Net income	17,562	2,833	1,997	22,392

Six months ended 6/30/04 (Unaudited)

Revenues	$1,090,757	$167,571	$1,080	$1,259,408
Depreciation and amortization	112,312	8,971	127	121,410
Income taxes	33,899	2,118	(234)	35,783
Operating income	139,410	5,578	(93)	144,895
Interest charges	83,828	2,784	102	86,714
Minority interest	--	246	--	246
Net income	57,220	2,560	(195)	59,585

Six months ended 6/30/03 (Unaudited)

Revenues	$1,000,608	$163,020	$1,069	$1,164,697
Depreciation and amortization	109,194	7,960	112	117,266
Income taxes	36,787	(528)	(61)	36,198
Operating income	155,773	1,846	173	157,792
Interest charges	91,170	2,457	18	93,645
Minority interest	--	(50)	--	(50)
Net income	65,543	(609)	2,046	66,980

Goodwill, net at 12/31/03	$--	$133,302	$--	$133,302
Total assets at 12/31/03	5,257,157	342,332	75,196	5,674,685

PUGET SOUND ENERGY - CAPITALIZATION
(In thousands)	(Unaudited) At June 30, 2004		At December 31, 2003
	Amount	%	Amount	%
Short-term debt[2]	$28,100	0.7%	$--	0.0%
Junior subordinated debentures of the corporation
payable to a subsidiary trust holding mandatorily
redeemable preferred securities	280,250	7.3%	280,250	7.2%
Mandatorily redeemable preferred stock and
long-term debt, including current maturities	2,004,704	51.5%	2,054,894	52.8%
Common equity	1,576,108	40.5%	1,555,469	40.0%

Total capitalization including short-term debt	$3,889,162	100.0%	$3,890,613	100.0%

[1]	Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses. The principal non-regulated subsidiary of PSE is a real estate development company.
[2]	At June 30, 2004 and December 31, 2003, Rainier Receivables, a wholly owned subsidiary of PSE, had sold $145 million and $111 million, respectively, in accounts receivable under the accounts receivable securization program.

ITEM 7 EXHIBIT:

The following exhibit is filed herewith:

99.1	Affects of the Tenaska Disallowance under the Washinton Utilities and Transportation Commission methodology.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: August 5, 2004